As filed with the Securities and Exchange Commission on June 7, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
____________________________________

SeaSpine Holdings Corporation
(Exact name of registrant as specified in its charter)

Delaware	47-3251758
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
____________________________________
5770 Armada Drive
Carlsbad, California 92008
(Address of Principal Executive Offices)
____________________________________

SeaSpine Holdings Corporation 2015 Incentive Award Plan
(Full title of the plan)
____________________________________
John J. Bostjancic
Chief Financial Officer
SeaSpine Holdings Corporation
5770 Armada Drive
Carlsbad, California 92008
(Name and address of agent for service)
(760) 727-8399
(Telephone number, including area code, of agent for service)
____________________________________
Copy to:
Cheston J. Larson
Latham & Watkins LLP
12670 High Bluff Drive
San Diego, CA 92130
(858) 523-5400
____________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.01 per share	876,901(2)	$10.03(3)	$8,795,317	$886
Common stock, par value $0.01 per share	632,599(4)	$14.13(5)	$8,941,481	$901

TOTAL	1,509,500	-	$17,736,798	$1,787

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Represents 876,901 shares of common stock available for future issuance under the SeaSpine Holdings Corporation 2015 Incentive Award Plan (as amended and restated as of March 30, 2016, the “2015 Plan”) pursuant to its terms. The issuance of an aggregate of an additional 1,509,500 shares under the 2015 Plan (consisting of the 876,901 shares described in this footnote (2) plus the additional 632,599 shares subject to the stock options described in footnote (4) below) was approved by the board of directors of SeaSpine Holdings Corporation (the “Registrant”) on January 27, 2016 and March 30, 2016, and by the Registrant’s stockholders on June 7, 2016.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, upon the basis of the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Global Market on June 1, 2016.

(4)
Represents 632,599 shares of common stock subject to outstanding stock options granted under the amended and restated 2015 Plan, subject to stockholder approval. To the extent such outstanding awards under the 2015 Plan are later forfeited or canceled, the shares of common stock subject to such awards will be available for future issuance under the 2015 Plan.

(5)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, upon the basis of the weighted average exercise price of the awards granted under the 2015 Plan and described in footnote (4) above.

EXPLANATORY NOTE

This Registration Statement registers the offer and sale of an additional 1,509,500 shares of common stock of the Registrant for issuance under the 2015 Plan. In accordance with Instruction E to Form S-8, the contents of the prior registration statement on Form S-8, File No. 333-205334, previously filed with respect to the SeaSpine Holdings Corporation 2015 Incentive Award Plan, are hereby incorporated by reference.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed with the SEC by the Registrant are incorporated by reference herein:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC on March 16, 2016;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 filed with the SEC on May 16, 2016;

(c)	The Registrant’s Current Reports on Form 8-K filed with the SEC on February 2, 2016 and March 1, 2016; and

(d)
The description of the Registrant’s common stock contained in its Registration Statement on Form 10-12B (File No. 001- 36905) initially filed with the SEC on April 1, 2015, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents, except as to any portion of any Current Report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchases or redemptions or; (4) for any transaction from which a director derived an improper personal benefit.

Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any officer or director in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred in connection therewith.

The Registrant’s amended and restated certificate of incorporation provides that directors will not be personally liable to the Registrant or its stockholders for monetary damages resulting from breach of their fiduciary duties. However, nothing contained in such provision eliminates or limits the liability of directors (1) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit.

The Registrant’s amended and restated bylaws provide for indemnification of the officers and directors to the full extent permitted by applicable law.

In addition, the Registrant has entered into agreements to indemnify each of its directors and executive officers that contain provisions that in some respects are broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements require the Registrant, among other things, to indemnify directors and executive officers against certain liabilities that may arise by reason of their status or service as directors or executive officers, as applicable, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 7.  Exemption From Registration Claimed.

Not applicable.

Item 8.  Exhibits.

The list of exhibits called for by this Item is incorporated herein by reference to the Exhibit Index immediately following the signature page of this Registration Statement.

Item 9.  Undertakings.

(a)    The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement,

(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on June 7, 2016.

SEASPINE HOLDINGS CORPORATION

By:	/s/ John J. Bostjancic
John J. Bostjancic Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Keith C. Valentine and John J. Bostjancic, and each of them, with full power to act without the other, as attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Keith C. Valentine	President, Chief Executive Officer and Director	June 7, 2016
Keith C. Valentine	(Principal Executive Officer)

/s/ John J. Bostjancic	Chief Financial Officer	June 7, 2016
John J. Bostjancic	(Principal Financial Officer and Principal Accounting Officer)

/s/ Cheryl R. Blanchard, Ph.D.	Director	June 7, 2016
Cheryl R. Blanchard, Ph.D.

/s/ Keith Bradley, Ph.D.	Director	June 7, 2016
Keith Bradley, Ph.D.

/s/ Stuart M. Essig, Ph.D.	Lead Independent Director	June 7, 2016
Stuart M. Essig, Ph.D.

/s/ Michael Fekete	Director	June 7, 2016
Michael Fekete

/s/ John B. Henneman, III	Director	June 7, 2016
John B. Henneman, III

/s/ Kirtley C. Stephenson	Non-Executive Chair of the Board	June 7, 2016
Kirtley C. Stephenson

/s/ James M. Sullivan	Director	June 7, 2016
James M. Sullivan

EXHIBIT INDEX

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
3.1	Amended and Restated Certificate of Incorporation of SeaSpine Holdings Corporation	Form 8-K	001-36905	3.1	7/1/2015
3.2	Amended and Restated Bylaws of SeaSpine Holdings Corporation	Form 8-K	001-32269	3.2	7/1/2015
4.1	Form of Stock Certificate	Form 10	001-32269	4.1	6/1/2015
5.1	Opinion of Latham & Watkins LLP					X
10.1	SeaSpine Holdings Corporation 2015 Incentive Award Plan, as amended and restated as of March 30, 2016					X
10.2	Form of SeaSpine Holdings Corporation 2015 Incentive Award Plan Stock Option Grant Notice and Stock Option Agreement					X
10.3	Form of SeaSpine Holdings Corporation 2015 Incentive Award Plan Restricted Stock Award Grant Notice and Restricted Stock Award Agreement					X
10.4	Amended and Restated SeaSpine Holdings Corporation Non-Employee Director Compensation Program, effective March 30, 2016	Form 10-Q	001-32269	10.1	5/16/2016
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm					X
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)					X
24.1	Powers of Attorney (included on the signature page of this Registration Statement)					X